UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): May 1, 2007 (April 25, 2007)

Monarch Staffing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-49915	88-0474056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120, San Juan Capistrano, CA 92675
(Address of principal executive offices)

(949) 260-0150
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2007, Monarch Staffing, Inc. (the “Company”) borrowed $100,000 from Monarch Bay Management Company, LLC (“MBMC”) pursuant to a working capital line of credit.   David Walters, our Chairman and Chief Financial Officer, and Keith Moore, our director, each are members of, and each beneficially owns 50% of the ownership interests in, MBMC.

Under the terms of working capital line of credit, MBMC may advance up to $500,000 in funding to the Company.  The working capital line of credit is unsecured and bears interest at the rate of 10% of the unpaid principal balance or $150 per month, whichever is greater.  All amounts outstanding under the working capital line of credit are due on or before December 31, 2008.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Working Capital Line of Credit Agreement with Monarch Bay Management Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007	Monarch Staffing, Inc.
a Nevada corporation

By: /s/ David Walters
Name: David Walters
Title: Chairman